Exhibit 21.1

SIEBEL SYSTEMS, INC.
SUBSIDIARIES

Subsidiary	Country or State of Incorporation
Domestic
Siebel America Fund, Inc.	California
Siebel Scholars Foundation	California
UpShot Corporation	California
MOHR Development, Inc.	Connecticut
InterActive WorkPlace, Inc.	Delaware
Jaguar Delaware Sub, Inc.	Delaware
Janna Systems (US) Inc.	Delaware
nQuire Software, Inc.	Delaware
OnLink Technologies, LLC	Delaware
OpenSite Technologies, LLC	Delaware
Paragren Technologies, Inc.	Delaware
Sales.com, Inc.	Delaware
SalesRepsOnline, Inc.	Delaware
Scopus Technology, LLC	Delaware
Siebel Helpline.com, Inc.	Delaware
Siebel Systems Holdings, LLC	Delaware
Siebel Systems International LLC	Delaware
Siebel Systems International LP	Delaware
SiebelNet, Inc.	Delaware
OnTarget (US) Inc.	Georgia
OnTarget, LLC	Georgia
Trillium Research, Inc.	Georgia
RogersGrant Acquisition Corp.	Massachusetts
Nomadic Systems, Inc.	New Jersey
The 20-20 Group, Ltd.	Ohio
The Sales Consultancy, Inc.	Texas
Eontec Inc.	Massachusetts
Ineto Services, Inc.	Delaware
edocs, Inc.	Delaware
edocs International, Inc.	Delaware
edocs Soultions, Inc.	Delaware
International
Siebel Systems Argentina S.R.L.	Argentina
Siebel Systems Australia Pty Limited	Australia
Siebel Systems Österreich GmbH	Austria
Siebel Systems Belgium BVBA/SPRL	Belgium
Siebel Systems Brasil Limitada	Brazil
Siebel Janna Arrangement, Inc.	Canada
Siebel Systems Canada, Limited	Canada
Comercial Siebel Systems Chile Limitada	Chile
Siebel Systems Hong Kong Limited	Hong Kong
Siebel Systems Colombia Ltda.	Columbia
Siebel Systems Danmark ApS	Denmark
Siebel Systems Suomi Oy	Finland
Siebel Systems France SAS	France
Siebel Systems Deutschland GmbH	Germany
Siebel Systems Magyarorsz´ag Kft	Hungary
Siebel Systems Software (India) Private Limited	India
Siebel Systems EMEA Limited	Ireland
Siebel Systems Ireland Holdings, Limited	Ireland
Siebel Systems Isle of Man, Limited	Isle of Man
Siebel Systems Israel Software Ltd.	Israel
Siebel Systems Italia Consulting S.r.l.	Italy
Siebel Systems Italia S.r.l.	Italy
Siebel Helpline.com, Inc., Japan Branch	Japan
Siebel Systems Japan K.K.	Japan
Siebel Systems (Jersey) Limited	Jersey
Siebel Systems Malaysia Sdn.Bhd.	Malaysia
Siebel Systems de Mexico S de R.L. de C.V.	Mexico
Siebel Systems Australia Pty Limited, New Zealand Branch	New Zealand
Siebel Systems Norge A.S.	Norway
Janna Nova Scotia Sub Company	Nova Scotia
Siebel Systems Polska Sp. z o.o.	Poland
Siebel Systems Portugal Soluções de Informação, Lda.	Portugal
Siebel Systems Singapore Pte. Ltd.	Singapore
Siebel Systems South Africa (Proprietary) Limited	South Africa
Siebel Systems Korea Limited	South Korea
Siebel Systems España S.L.	Spain
Siebel Systems Sverige AB	Sweden
Siebel Systems Schweiz GmbH	Switzerland
Siebel Systems Česká Republika s.r.o.	The Czech Republic
Do-Holding B.V.	The Netherlands
Do-Opleidingstechnologie B.V.	The Netherlands
Siebel Systems Benelux B.V.	The Netherlands
Siebel Systems UK Limited	United Kingdom
Corporate Training Systems Limited	United Kingdom & Wales
Eontec Limited	Ireland
Eontec Research and Development Limited	Ireland
Eontec Financial Solutions Limited	United Kingdom
Eontec Sales Limited	Ireland
BankFrame Eontec Inc.	Canada
Eontec Japan K.K.	Japan
Eontec Singapore Pte Ltd	Singapore
Eontec Australia Pty Ltd	Australia
Eontec B.V.	The Netherlands
Siebel Systems Holdings, LLC, Venezuela Branch	Venezuela
Siebel Systems Hong Kong Ltd., Taiwan Branch	Taiwan
Siebel Systems Österreich GmbH, Moscow Representative Office	Russia
Siebel Systems Holdings, LLC, Beijing Representative Office	China
Siebel Systems Asia Limited	Hong Kong
Siebel Systems Australia Pty Limited, India Branch	India
edocs Asia-Pacific Pty Ltd	Australia
edocs Europe Netherlands B.V.	The Netherlands
edocs Europe UK Ltd	United Kingdom
edocs, Inc., Malaysia Representative Office	Malaysia